FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD RESULTS

Income and Earnings per Share Highest in Company History

•	Revenue Increased 7.7% to $3.4 Billion

•	Same-store Retail Revenue Increased 7.4%

• Income from Continuing Operations Increased 13.9% to $56.9 Million

• Earnings per Share from Continuing Operations Increased 14.5% to
$0.63

• EBITDA Increased 9.5% to $111.8 Million

• Repurchased 410,000 shares
BLOOMFIELD HILLS, MI, April 29, 2013 – Penske Automotive Group, Inc. (NYSE:PAG), an
international automotive retailer, announced today the highest income and earnings per share in company history. For the first quarter 2013, income from continuing operations attributable to common shareholders increased 13.9% to $56.9 million and related earnings per share increased 14.5%
to $0.63 per share. This compares to income from continuing operations attributable to common shareholders of $49.9 million, or $0.55 per share in the same period last year.

First quarter 2013 revenue was $3.4 billion, compared to $3.2 billion in the same period last year, an increase of 7.7%. On a same-store basis, retail revenue increased 7.4%. The revenue growth was driven by strong performance across each business area including a 9.9% increase in total retail unit sales and 6.8% on a same-store basis. Gross profit improved 7.9% to $533.0 million while overall gross margin increased 10 basis points. Operating income increased 11.7% to $105.2 million.

Highlights of the First Quarter

•	Total Retail Unit Sales increased 9.9% to 85,821

•	+12.7% in the United States; +4.5% Internationally

•	New unit retail sales +9.7%

•	Used unit retail sales +10.2%

•	Same-store Retail Revenue increased 7.4%

•	New +10.1%; Used +4.5%; Finance & Insurance +9.9%; Service and Parts +3.1%

•	+11.5% in the United States; +1.2% Internationally

•	Average Transaction Price Per Unit

•	New $38,099; +2.9%

•	Used $25,076; -2.6%

•	Average Gross Profit Per Unit

•	New $2,959, -$149/unit; Gross Margin 7.8%, -60 bps

•	Used $1,958, -$133/unit; Gross Margin 7.8%, -30 bps

•	Finance & Insurance $1,010, +$14/unit

Chairman Roger Penske said, “Penske Automotive Group delivered strong operating results and record profitability in the first quarter, including double-digit growth in operating income, income from continuing operations and earnings per share. I was pleased to see our gross margin improve to 15.7% on the strength of a 3.1% increase in same-store service and parts revenue and a 60 basis-point increase in service and parts gross margin to 58.4%. Additionally, SG&A as a percent of gross profit improved 80 basis points year-over-year to 77.5% and 200 basis-points sequentially, helping drive an increase in our operating margin to 3.1%.”

Securities Repurchase Activity

During the first quarter, the company acquired 410,000 shares of its common stock for an aggregate purchase price of $12.7 million, or an average price of $30.93 per share. The company currently has remaining authorization from its Board of Directors to repurchase up to $85.6 million of its outstanding common stock or debt. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the first quarter of 2013 on April 29, 2013, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 230-1059 [International, please dial (612) 234-9959]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the first quarter 2013 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 342 retail automotive franchises, representing 40 different brands and 30 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 174 franchises in 18 states and Puerto Rico and 168 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 2000 and has approximately 16,700 employees.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential and outlook. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal, regulatory and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2012, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/#!/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

# # #

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
New Vehicle	$1,742,833	$1,543,991
Used Vehicle	1,004,964	936,091
Finance and Insurance, Net	86,685	77,752
Service and Parts	383,483	359,206
Fleet, Wholesale and Other	181,902	239,350

Total Revenues	$3,399,867	$3,156,390
Cost of Sales:
New Vehicle	1,607,458	1,414,388
Used Vehicle	926,493	860,032
Service and Parts	159,615	151,654
Fleet, Wholesale and Other	173,314	236,457

Total Cost of Sales	2,866,880	2,662,531
Gross Profit	532,987	493,859
SG&A Expenses	413,312	386,705
Depreciation	14,449	12,950

Operating Income	105,226	94,204
Floor Plan Interest Expense	(10,211)	(9,493)
Other Interest Expense	(11,776)	(12,131)
Equity in Earnings of Affiliates	2,348	4,410

Income from Continuing Operations Before Income Taxes	85,587	76,990
Income Taxes	(28,381)	(26,908)

Income from Continuing Operations	57,206	50,082
(Loss) Income from Discontinued Operations, Net of Tax	813	(3,076)

Net Income	58,019	47,006
Less: Income Attributable to Non-Controlling Interests	(355)	(188)

Net Income Attributable to Common Shareholders	$57,664	$46,818

Income from Continuing Operations Per Share	$0.63	$0.55

Income Per Share	$0.64	$0.52

Weighted Average Shares Outstanding	90,457	90,338

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$57,206	$50,082
Less: Income Attributable to Non-Controlling Interests	(355)	(188)

Income from Continuing Operations, net of tax	$56,851	$49,894
(Loss) Income from Discontinued Operations, net of tax	813	(3,076)

Net Income	$57,664	$46,818

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Cash and Cash Equivalents	$31,627	$43,753
Accounts Receivable, Net	527,663	552,868
Inventories	2,023,529	1,991,167
Other Current Assets	89,488	90,854
Assets Held for Sale	108,468	94,441

Total Current Assets	2,780,775	2,773,083
Property and Equipment, Net	1,078,627	1,023,781
Intangibles	1,225,591	1,258,012
Other Long-Term Assets	329,989	324,114

Total Assets	$5,414,982	$5,378,990

Liabilities and Equity
Floor Plan Notes Payable	$1,425,199	$1,408,363
Floor Plan Notes Payable – Non-Trade	744,223	716,621
Accounts Payable	287,744	263,349
Accrued Expenses	226,080	223,574
Current Portion Long-Term Debt	33,053	19,493
Liabilities Held for Sale	81,452	62,156

Total Current Liabilities	2,797,751	2,693,556
Long-Term Debt	858,676	918,024
Other Long-Term Liabilities	452,979	451,089

Total Liabilities	4,109,406	4,062,669
Equity	1,305,576	1,316,321

Total Liabilities and Equity	$5,414,982	$5,378,990

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
			% Increase/
	2013	2012	(Decrease)
Revenues:
New Vehicle	$1,742,833	$1,543,991	12.9%
Used Vehicle	1,004,964	936,091	7.4%
Finance and Insurance, Net	86,685	77,752	11.5%
Service and Parts	383,483	359,206	6.8%
Fleet, Wholesale and Other	181,902	239,350	(24.0%)

Total Revenues	$3,399,867	$3,156,390	7.7%
Cost of Sales:
New Vehicle	1,607,458	1,414,388	13.7%
Used Vehicle	926,493	860,032	7.7%
Service and Parts	159,615	151,654	5.2%
Fleet, Wholesale and Other	173,314	236,457	(26.7%)

Total Cost of Sales	2,866,880	2,662,531	7.7%
Gross Profit	532,987	493,859	7.9%
SG&A Expenses	413,312	386,705	6.9%
Depreciation	14,449	12,950	11.6%

Operating Income	105,226	94,204	11.7%
Floor Plan Interest Expense	(10,211)	(9,493)	7.6%
Other Interest Expense	(11,776)	(12,131)	(2.9%)
Equity in Earnings of Affiliates	2,348	4,410	(46.8%)

Income from Continuing Operations Before Income Taxes	85,587	76,990	11.2%
Income Taxes	(28,381)	(26,908)	5.5%

Income from Continuing Operations	57,206	50,082	14.2%
(Loss) Income from Discontinued Operations, Net of Tax	813	(3,076)	NM

Net Income	58,019	47,006	23.4%
Less: Income Attributable to Non-Controlling Interests	(355)	(188)	88.8%

Net Income Attributable to Common Shareholders	$57,664	$46,818	23.2%

Income from Continuing Operations Per Share	$0.63	$0.55	14.5%

Income Per Share	$0.64	$0.52	23.1%

Weighted Average Shares Outstanding	90,457	90,338	0.1%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$57,206	$50,082	14.2%
Less: Income Attributable to Non-Controlling Interests	(355)	(188)	88.8%

Income from Continuing Operations, net of tax	$56,851	$49,894	13.9%
(Loss) Income from Discontinued Operations, net of tax	813	(3,076)	NM

Net Income	$57,664	$46,818	23.2%

NM – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Three Months Ended
	March 31,
			% Increase/
	2013	2012	(Decrease)
Total Retail Units:
New Retail	45,745	41,704	9.7%
Used Retail	40,076	36,371	10.2%

Total Retail	85,821	78,075	9.9%

Same-Store Retail Units:
New Same-Store Retail	44,203	41,353	6.9%
Used Same-Store Retail	38,492	36,109	6.6%

Total Same-Store Retail	82,695	77,462	6.8%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$1,687,000	$1,532,293	10.1%
Used Vehicles	974,251	931,971	4.5%
Finance and Insurance, Net	84,839	77,198	9.9%
Service and Parts	368,498	357,309	3.1%

Total Same-Store Retail	$3,114,588	$2,898,771	7.4%

Revenue Mix:
New Vehicles	51.3%	48.9%
Used Vehicles	29.6%	29.7%
Finance and Insurance, Net	2.5%	2.5%
Service and Parts	11.3%	11.4%
Fleet, Wholesale and Other	5.3%	7.5%
Average Revenue per Vehicle Retailed:
New Vehicles	$38,099	$37,023	2.9%
Used Vehicles	$25,076	$25,737	(2.6%)
Gross Profit per Vehicle Retailed:
New Vehicles	$2,959	$3,108	(4.8%)
Used Vehicles	$1,958	$2,091	(6.4%)
Finance and Insurance	$1,010	$996	1.4%
Operating items as a percentage of revenue:
New Vehicle Gross Profit	7.8%	8.4%	(60 bps)
Used Vehicle Gross Profit	7.8%	8.1%	(30 bps)
Service and Parts Gross Profit	58.4%	57.8%	60 bps
Total Gross Profit	15.7%	15.6%	10 bps
Selling, General and Admin. Expenses	12.2%	12.3%	(10 bps)
Operating Income	3.1%	3.0%	10 bps
Inc. From Cont. Ops. Before Inc. Taxes	2.5%	2.4%	10 bps
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	77.5%	78.3%	(80 bps)
Operating Income	19.7%	19.1%	60 bps

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Three Months Ended
	March 31,
			% Increase/
	2013	2012	(Decrease)
Other (Amounts in Thousands):
EBITDA *	$111,812	$102,071	9.5%
Rent Expense	$44,487	$42,908	3.7%
Floorplan Credits	$5,943	$4,636	28.2%

* See the following Non-GAAP reconciliation table

Selected Data
Brand Revenue Mix
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Brand Revenue Mix:
Premium:
BMW	25%	24%
Audi	13%	13%
Mercedes-Benz	10%	11%
Lexus	4%	4%
Land Rover	5%	5%
Porsche	4%	4%
Ferrari / Maserati	3%	3%
Acura	1%	1%
Other	4%	4%

Total Premium	69%	69%
Foreign:
Toyota	11%	10%
Honda	10%	11%
Nissan	2%	1%
Volkswagen	2%	2%
Other	2%	3%

Total Foreign	27%	27%
Domestic Big 3
General Motors / Chrysler / Ford	4%	4%
Revenue Mix:
U.S.	63%	61%
International	37%	39%

PENSKE AUTOMOTIVE GROUP, INC.
Non-GAAP Reconciliations
(Unaudited)

Reconciliation of first quarter 2013 and 2012 net income to EBITDA (earnings before interest, income taxes, depreciation and amortization):

	Three Months Ended
	March 31,
			% Increase/
(Amounts in Thousands)	2013	2012	(Decrease)
Net Income	$58,019	$47,006	23.4%
Depreciation	14,449	12,950	11.6%
Other Interest Expense	11,776	12,131	(2.9%)
Income Taxes	28,381	26,908	5.5%
Loss (income) from Discontinued Operations, net	(813)	3,076	NM

EBITDA	$111,812	$102,071	9.5%

NM – not meaningful

# # # # # # #